As filed with the Securities and Exchange Commission on October 3, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	2670	65-0654331
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033
(201) 791-7600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

H. Katherine White, Esq.
Vice President, General Counsel and Secretary
Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033
(201) 791-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered	Per Unit(1)	Offering Price	Registration Fee
Common Stock, $0.10 par value	31,699,946	$17.01	$539,216,081	$61,794.17

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s Common Stock on September 30, 2011, as reported on the New York Stock Exchange.

31,699,946 Shares
Sealed Air Corporation
Common Stock

     All of the shares of our common stock in this offering are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with our acquisition of Diversey Holdings, Inc. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.
     Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SEE.” On September 30, 2011, the closing sales price of our common stock as reported on the the New York Stock Exchange was $16.70 per share.
     This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.
     Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before making a decision to invest in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2011.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the selling stockholders may sell, at any time and from time to time, in one or more offerings, shares of common stock received by them from us in our acquisition of Diversey Holdings, Inc. As allowed by the SEC rules, this prospectus and any prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
     You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.
     You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of such document or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since then.
     When used in this prospectus, the terms “Sealed Air Corporation,” “the Company,” “we,” “our” and “us” refer to Sealed Air Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     The SEC encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Some of the Company’s statements in this prospectus, in documents incorporated by reference into this prospectus and in the Company’s future oral and written statements may be forward-looking. These statements reflect the Company’s beliefs and expectations as to future events and trends affecting the Company’s business, its consolidated financial position and its results of operations. These forward-looking statements are based upon the Company’s current expectations concerning future events and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as “anticipates,” “believes,” “could be,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions.

Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside the control of the Company that could cause actual results to differ materially from these statements.
     While investors should carefully consider the list of risk factors discussed by the Company in this prospectus and in documents incorporated by reference into this prospectus, the list is not intended to set forth all risks that the Company may face and there could be other factors that affect the Company’s future financial position and results of operations.
     Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including the “Risk Factors” section and our financial statements and the related notes.
About Sealed Air Corporation
     We are a leading global innovator and manufacturer of packaging and performance-based materials and equipment systems that serve a broad range of food, industrial, medical, and consumer end markets. We are globally recognized for leading brands, such as Bubble Wrap® brand cushioning, Jiffy® protective mailers, Instapak® foam-in-place systems and Cryovac® packaging technology. Our products include flexible food packaging materials and related systems, barrier packaging for case-ready meat products, air cellular cushioning materials containing a barrier layer, inflatable packaging, suspension and retention packaging, shrink films for industrial and commercial applications, protective mailers, and polyethylene foam and polyurethane foam packaging systems. We market our products using a total systems solution model which enables us to become a critical supplier to our customers. Our total systems model often involves the installation of our technology and equipment inside our customers’ facilities which results in significant recurring revenue. We operate in 52 countries with distribution in over 75 countries. We generated net sales of $4.7 billion for the twelve months ended June 30, 2011.
Corporate Information
     Our principal executive offices are located at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033. Our telephone number is (201) 791-7600. Our Internet website address is www.sealedair.com. Information on our website is not part of, or incorporated by reference in, this prospectus.

RISK FACTORS
     Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the matters discussed under “Risk Factors” in Item 1A of our most recent Quarterly Report on Form 10-Q filed on August 5, 2011, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
     All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus, their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale of shares of common stock. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

SELLING STOCKHOLDERS
     This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided by Regulation D, Rule 506 under Section 4(2) of the Securities Act in connection with our acquisition of Diversey Holdings, Inc. The registration statement of which this prospectus is a part of has been filed pursuant to registration rights granted to the selling stockholders as part of the acquisition.
     The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of October 3, 2011. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. In particular, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided to us information regarding their common stock. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.
     In the table below, the percentage of shares beneficially owned is based on 191,935,504 shares of our common stock outstanding as of October 3, 2011, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rule, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of common stock shown as beneficially owned.
     Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

				After the offering
				(assuming all shares of common stock
	Prior to the offering[1]			being offered are sold)
	Number of shares of		Number of shares	Number of shares of
	common stock	Percent of shares of	of common stock	common stock	Percent of shares
	beneficially	common stock	being registered for	beneficially	of common stock
Name of Selling Stockholder	owned	outstanding	resale[2]	owned	outstanding
CD&R Friends & Family Fund VIII, L.P.	35,451 (3)	*	35,451	—	*
Clayton, Dubilier & Rice Fund VIII, L.P.	13,998,342 (3)	7.29	13,998,342	—	*
Commercial Markets Holdco, LLC	15,026,665 (4)	7.83	15,026,665	—	*
SNW Co., Inc.	291,267	*	291,267	—	*
Unilever Swiss Holdings AG	1,222,988	*	1,222,988	—	*
2010 Philip W. Knisely Irrevocable Investment Trust	7,355	*	7,355	—	*
John Edward Alexander	45,977	*	45,977	—	*
Marilyn Anderson	1,514	*	1,514	—	*
Gisselda Bagatin Lopes	2,790	*	2,790	—	*
Thottikamath Balakrishnan	2,539	*	2,539	—	*
Onat Bayraktar	2,139	*	2,139	—	*
Maurice Joseph Bechard	3,787	*	3,787	—	*
Todd Martin Blazei	4,652	*	4,652	—	*
Todd C. Brown	4,570	*	4,570	—	*

				After the offering
				(assuming all shares of common stock
	Prior to the offering[1]			being offered are sold)
	Number of shares of		Number of shares	Number of shares of
	common stock	Percent of shares of	of common stock	common stock	Percent of shares
	beneficially	common stock	being registered for	beneficially	of common stock
Name of Selling Stockholder	owned	outstanding	resale[2]	owned	outstanding
Pedro Jose Chidichimo	70,426	*	70,426	—	*
Harry Norman Clubb	54,796	*	54,796	—	*
Gregory Francis Clark	19,234	*	19,234	—	*
Antonio Luis Galvao Costa	6,561	*	6,561	—	*
Mark Charles Geisler	1,799	*	1,799	—	*
Andres Carlos Grimoldi	3,385	*	3,385	—	*
John Clarke Haertel	7,982	*	7,982	—	*
David John Hempel	2,779	*	2,779	—	*
Philip Todd Herndon	11,004	*	11,004	—	*
Shuichi Higaki	2,850	*	2,850	—	*
Brent William Hoag	8,956	*	8,956	—	*
Robert Montgomery Howe	10,704	*	10,704	—	*
Robert J. Israel	4,532	*	4,532	—	*
Michael H. Jenkins	8,826	*	8,826	—	*
S. Curtis Johnson	389,495	*	389,495	—	*
Helen P. Johnson-Leipold	16,441	*	16,441	—	*
Philip William Knisely	6,381	*	6,381	—	*
Edward Francis Lonergan	127,810	*	127,810	—	*
Clifton David Louis	13,737	*	13,737	—	*
Lori P. Marin	9,532	*	9,532	—	*
John W. Matthews	38,373	*	38,373	—	*
Richard Kenneth Mcevoy	4,022	*	4,022	—	*
Dezio Giuseppe Moreno	23,451	*	23,451	—	*
Stephen John Moser	5,238	*	5,238	—	*
John Mwangemi	980	*	980	—	*
Clive Anthony Newman	9,763	*	9,763	—	*
John Stephen Nelson	2,725	*	2,725	—	*
Paolo Giuseppe Piatti	2,113	*	2,113	—	*
George Joseph Parr	2,424	*	2,424	—	*
Dr. Michael Pryka	963	*	963	—	*
Sergio Alejandro Pupkin	5,641	*	5,641	—	*
Scott E. Putnam	10,604	*	10,604	—	*
David C. Quast	12,521	*	12,521	—	*
Jose A. Ramirez	1,406	*	1,406	—	*
Domenic Rapini	9,940	*	9,940	—	*
Kieron Michael Rathe	2,190	*	2,190	—	*
John Walter Rau	4,954	*	4,954	—	*
Gaetano Redaelli	4,226	*	4,226	—	*
Lori B. Ridgeway	432	*	432	—	*
Jorge Guillermo Hileman Rivera	6,528	*	6,528	—	*
Scott D. Russell	40,004	*	40,004	—	*
Yagmur Irfan Sagnak	40,034	*	40,034	—	*
Erasmo Santos	2,263	*	2,263	—	*
Vishal Sharma	1,418	*	1,418	—	*
Christopher J. Slusar	4,100	*	4,100	—	*
Alexander Reinier Tiedemann	12,244	*	12,244	—	*
Douglas Donald Walsh	16,395	*	16,395	—	*
Keith Whisenand	7,728	*	7,728	—	*

Total Shares Registered:			31,699,946

*	Represents less than 1% of the total aggregate number of shares of common stock outstanding as of October 3, 2011.

1	The amounts set forth in this column include the shares of common stock beneficially owned by each selling stockholder as of October 3, 2011.

2	The amounts set forth in this column are the numbers of shares of common stock that may be offered by each selling stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholders may own beneficially or otherwise.

3	CD&R Associates VIII, Ltd., as the general partner of Clayton, Dubilier & Rice Fund VIII, L.P., which we refer to as Fund VIII, and CD&R Friends & Family Fund VIII, L.P., which we refer to together with Fund VIII as the CD&R Investor Parties, may be deemed to beneficially own the shares of common stock in which the CD&R Investor Parties have beneficial ownership.

CD&R Associates VIII, L.P., as the sole stockholder of CD&R Associates VIII, Ltd., may be deemed to beneficially own the shares of common stock in which the CD&R Investor Parties have beneficial ownership.

CD&R Investment Associates VIII, Ltd., as the general partner of CD&R Associates VIII, L.P., may be deemed to beneficially own the shares of common stock in which the CD&R Investor Parties have beneficial ownership.

Each of CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is managed by a three person board of directors, and all board action relating to the voting or disposition of these shares of common stock requires approval of a majority of the applicable board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by the CD&R Investor Parties. Such persons expressly disclaim such beneficial ownership.

Each of CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares of common stock in which the CD&R Investor Parties have beneficial ownership.

4.	Helen P. Johnson-Leipold, as the trustee of the Appointive Distributing Trust B, u/a Samuel C. Johnson 1988 Trust Number One (“Trust B”), has voting and investment power with respect to 242,136 Class A membership units in Commercial Markets Holdco, LLC (“CMH”), or 54.5% of the voting power of CMH. As a result, Ms. Johnson-Leipold may be deemed to beneficially own the shares of common stock in which CMH has beneficial ownership.

The 242,136 Class A units of CMH over which Ms. Johnson-Leipold has voting and investment power consist of 242,136 Class A units of CMH owned by Trust B. Ms. Johnson-Leipold is the trustee of Trust B, and no individual person has the unilateral right to remove and replace her as trustee.
     Only selling stockholders identified above who beneficially own the shares of common stock set forth opposite their respective names and their pledgees, donees, transferees or other successors in interest may sell such securities under the registration statement.

PLAN OF DISTRIBUTION
     The shares of common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus are being registered to permit public offers and sales of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.
     Under the terms of the registration rights agreement between us and certain of the selling stockholders, we have agreed to pay all expenses of the registration of the shares of common stock, including SEC filings fees, except that such selling stockholders have agreed to pay underwriting discounts and commissions related to certain offerings and certain “road show” expenses. Our expenses for the registration of the shares of common stock are estimated to be $210,669.17.
     The selling stockholders may sell their shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•	on the New York Stock Exchange or on any other national securities exchange on which the shares of common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.
     In connection with sales of shares of common stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. A selling stockholder may also sell shares of common stock short and deliver shares of common stock to close out such short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell such securities.
     If underwriters are used, the shares of common stock will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to conditions. The underwriters will be obligated to purchase all of the offered shares of common stock if any are purchased. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:
•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

     If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
     The selling stockholders may also sell shares of the common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.
     The selling stockholders may sell any of the shares of common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.
     The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
     The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.
     In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M.
     We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of common stock offered by it pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.
     Under the terms of the registration rights agreement between us and certain of the selling stockholders, we will be permitted to suspend the effectiveness of the registration statement or the use of this prospectus or any accompanying prospectus supplement during specified periods (not to exceed an aggregate of 90 days in any consecutive 365-day period) in certain circumstances, including circumstances relating to pending corporate developments.
     Under the terms of the registration rights agreement between us and certain of the selling stockholders, each such selling stockholder has agreed that it will not, to the extent required by an underwriter of our securities, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including, without limitation, any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any shares of common stock offered by this prospectus for up to 90 days following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to a firm commitment underwritten public offering of our securities without the consent of the underwriter (the “Stand-Off Period”); provided, however, that (a) all of our executive officers and directors then holding shares of our common stock shall enter into similar agreements for not less than the entire period required of such selling stockholders under the terms of the registration rights agreement; and (b) the selling stockholders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Company that entered into similar agreements; and provided further that such restrictions shall not be applicable (A) against any selling stockholder who was not provided the opportunity to include such selling stockholder’s shares of common stock offered by this prospectus in such offering pursuant to the terms of the registration rights agreement or (B) with respect to any shares of common stock offered by this prospectus a selling stockholder requested to be included in such offering that were not so included pursuant to the terms of the registration rights agreement, except, in the case of clause (B), with respect to a Stand-Off Period required by the underwriters with respect to a single underwritten offering undertaken by the Company pursuant to the Settlement Agreement and Release dated November 10, 2003 related to W.R. Grace & Co.
     Under the terms of the registration rights agreement between us and certain of the selling stockholders, with respect to certain offerings of shares of common stock offered by this prospectus by the selling shareholders pursuant to firm commitment underwritten public offerings, we have agreed not to effect any public sale or distribution of, or to file any registration statement (other than registrations on Form S-8 or S-4 (or any successor forms) or registrations in connection with dividend reinvestment plans and stock purchase plans) covering, shares of our common stock or any derivatives thereof, for up to 90 days following the effective date of such offering, or such shorter period as may be agreed by the managing underwriter for such offering. We have also agreed to use our commercially reasonable efforts to cause each of our directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

DESCRIPTION OF CAPITAL STOCK
General
     The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) or of our amended and restated by-laws (the “By-laws”). The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our Certificate of Incorporation and By-laws are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibits 3.01 and 3.02 thereto.
Common Stock
     We are authorized to issue up to 400,000,000 shares of common stock, par value $0.10 per share. There were 191,935,504 shares of our common stock issued and outstanding as of October 3, 2011.
     Dividends. Dividends on shares of common stock may be declared by our Board from the surplus or net profits of the Company to the extent such funds are legally available for the payment of dividends.
     Voting Rights. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of shares of our common stock do not have cumulative voting rights. In other words, a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.
     Other Rights. In the event of any liquidation, holders of common stock will be entitled to share on a pro rata basis in all of the remaining assets and funds available for distribution under such liquidation, subject to the payment in full of all claims of creditors and prior rights of any class or series of preferred stock then outstanding. The rights of holders of common stock may only be modified by a vote of a majority of the shares outstanding or through the issuance of preferred stock as authorized in the Certificate of Incorporation. The shares of common stock have no preemptive, conversion or similar rights. The shares of common stock also have no redemption rights.
     Fully Paid. The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.
Preferred Stock
     We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.10 per share. No shares of our preferred stock were issued and outstanding as of October 3, 2011.
     Under the Certificate of Incorporation, preferred stock may be issued from time to time in one or more series. Preferred stock will have the powers, designations, preferences and other rights and qualifications, limitations and restrictions stated in the Certificate of Incorporation and otherwise as fixed by our Board. Except as otherwise fixed by our Board or as required by law, the Certificate of Incorporation provides that holders of preferred stock of any series are entitled to one vote per share held, are entitled to vote share for share with the holders of common stock without distinction as to class and are not entitled to vote separately as a class or series of a class. Unless otherwise fixed by our Board, all series of preferred stock will rank equally and will be identical in all respects. All shares of any one series of preferred stock must be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon accumulate. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of our stock entitled to vote, and the holders of the preferred stock will not be entitled to vote separately as a class or series of a class on any such increase or decrease.

     The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third-parties to obtain control of our Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. Except as described below, there are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.
Restrictions on Payment of Dividends
     We are incorporated in Delaware and are governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).
Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law
     Some provisions of our Certificate of Incorporation and By-laws and of Delaware law may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
     Size of Board and Vacancies
     The number of directors on our Board will be fixed exclusively by our Board. Newly created directorships resulting from any increase in our authorized number of directors and vacancies will be filled by a majority of our directors then in office, though less than a quorum, or by a sole remaining director. A vacancy shall be deemed to exist in the case of death, removal or resignation of any director, or if stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board.
     Requirements for Advance Notification of Stockholder Nominations and Proposals
     Our By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board.
     No Cumulative Voting
     Our Certificate of Incorporation and By-laws do not provide for cumulative voting in the election of directors.
     Undesignated Preferred Stock
     The authorization in our Certificate of Incorporation of undesignated preferred stock makes it possible for our Board to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provision in our Certificate of Incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.
     Delaware Anti-takeover Law
     We are subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.
Limitation on Liability of Directors and Indemnification of Directors and Officers
     Section 145 of the DGCL provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person’s conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a present or former director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.
     Our Certificate of Incorporation and By-laws provide that, to the fullest extent legally permitted by the DGCL, we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company or for its benefit as a director, officer employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, from and against any and all expenses, liabilities and losses (including without limitation attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.
     Our Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The DGCL, our Certificate of Incorporation and our By-Laws permit the purchase by the Company of insurance for indemnification of directors and officers. We currently maintain directors and officers liability insurance.
NYSE Listing
     Our shares of common stock are listed on the New York Stock Exchange. Our shares trade under the ticker symbol “SEE.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
     KPMG LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, as set forth in their report, which are incorporated by reference in the registration statement of which this prospectus is a part. Our consolidated financial statements and schedule are incorporated by reference in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
     We “incorporate by reference” into this prospectus some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus. Any information contained in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any information included directly in this prospectus shall update and supersede the information contained in past SEC filings incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K).
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 25, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, filed with the SEC on May 6, 2011, and June 30, 2011, filed with the SEC on August 5, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on January 3, 2011, January 14, 2011, April 11, 2011, May 20, 2011, June 3, 2011, June 22, 2011, July 18, 2011, August 2, 2011, September 15, 2011 and September 19, 2011; and

•	The description of our common stock, par value $0.10 per share, contained in our Joint Proxy Statement/Prospectus filed as part of our Registration Statement on Form S-4, declared effective as of February 13, 1998.
     You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.
     We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be made by writing or telephoning us at the following address:
Corporate Secretary
Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033
(201) 791-7600
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.sealedair.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
     We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

Amount
to be Paid
Securities and Exchange Commission registration fee	$61,794.17
Legal fees and expenses	10,000
Accounting fees and expenses	10,000
NYSE listing fees	118,875
Miscellaneous	10,000

Total	$210,669.17

Item 15. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person’s conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a present or former director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.
     Under Article ELEVENTH of the registrant’s Amended and Restated Certificate of Incorporation and Article 8 of the registrant’s Amended and Restated By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the registrant’s Amended and Restated Certificate of Incorporation and the registrant’s Amended and Restated By-Laws permit the purchase by the registrant of insurance for indemnification of directors and officers. The registrant currently maintains directors and officers liability insurance.
     The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the registrant and Article 8 of the Amended and Restated By-Laws of the registrant is qualified in its entirety by reference to the relevant provisions of Section 145, the relevant provisions of the registrant’s Unofficial Composite Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-3, Registration No. 333-108544, and the relevant provisions of the registrant’s Amended and Restated By-Laws, which are incorporated herein by reference to

Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 27, 2009.
     In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.
Item 16. Exhibits
The following exhibits are included herein or incorporated herein by reference:
EXHIBIT INDEX

Exhibit		Incorporated by reference herein
Number	Description	From	Date
1.01	Form of Underwriting Agreement *

3.01	Unofficial Composite Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	Exhibit 3.1 to Registration Statement on Form S-3 (File No. 333-108544)	September 5, 2003

3.02	Amended and Restated By-Laws of the Registrant, as currently in effect	Exhibit 3.1 to Current Report on Form 8-K	February 22, 2007

4.01	Specimen Common Stock certificate	Exhibit 4.6 to Registration Statement on Form S-1 (File No. 333-09495)

4.02	Registration Rights Agreement dated October 3, 2011	Filed herewith

5.01	Opinion of Simpson Thacher & Bartlett LLP	Filed herewith

23.01	Consent of KPMG LLP	Filed herewith
23.02	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Elmwood Park, State of New Jersey, on October 3, 2011.

SEALED AIR CORPORATION
By:	/s/ WILLIAM V. HICKEY
William V. Hickey
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby severally constitutes, appoints and authorizes H. Katherine White, Jeffrey S. Warren and Guy Chayoun, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such person and in such person’s name, place and stead, and in any and all capacities to sign and execute any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM V. HICKEY William V. Hickey	President, Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2011

/s/ TOD S. CHRISTIE Tod S. Christie	Interim Chief Financial Officer and Treasurer (Principal Financial Officer)	October 3, 2011

/s/ JEFFREY S. WARREN Jeffrey S. Warren	Controller (Principal Accounting Officer)	October 3, 2011

/s/ HANK BROWN Hank Brown	Director	October 3, 2011

/s/ MICHAEL CHU Michael Chu	Director	October 3, 2011

/s/ LAWRENCE R. CODEY Lawrence H. Codey	Director	October 3, 2011

/s/ PATRICK DUFF Patrick Duff	Director	October 3, 2011

/s/ T.J. DERMOT DUNPHY T.J. Dermot Dunphy	Director	October 3, 2011

/s/ JACQUELINE B. KOSECOFF Jacqueline B. Kosecoff	Director	October 3, 2011

/s/ KENNETH P. MANNING Kenneth P. Manning	Director	October 3, 2011

/s/ WILLIAM J. MARINO William J. Marino	Director	October 3, 2011

EXHIBIT INDEX

Exhibit		Incorporated by reference herein
Number	Description	From	Date
1.01	Form of Underwriting Agreement *

3.01	Unofficial Composite Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	Exhibit 3.1 to Registration Statement on Form S-3 (File No. 333-108544)	September 5, 2003

3.02	Amended and Restated By-Laws of the Registrant, as currently in effect	Exhibit 3.1 to Current Report on Form 8-K	February 22, 2007

4.01	Specimen Common Stock certificate	Exhibit 4.6 to Registration Statement on Form S-1 (File No. 333-09495)

4.02	Registration Rights Agreement dated October 3, 2011	Filed herewith

5.01	Opinion of Simpson Thacher & Bartlett LLP	Filed herewith

23.01	Consent of KPMG LLP	Filed herewith

23.02	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.